                                                                     Exhibit 5

                          REGISTRATION RIGHTS AGREEMENT

      THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of
May 3, 2000, between the undersigned former stockholder ("Stockholder") of Starbelly.com, Inc., a Delaware corporation f/k/a TheZebra.com, Inc. (the "Company"), and HA-LO Industries, Inc., an Illinois corporation ("Acquiror").

      WHEREAS, the Company, Acquiror and HA-LO Industries, Inc., a Delaware corporation and wholly owned subsidiary of Acquiror ("Acquiror Sub"), have entered into an Agreement and Plan of Merger and Plan of Reorganization (the "Merger Agreement"), providing for the merger (the "Merger") of the Company with and into Acquiror Sub pursuant to the terms and conditions of the Merger Agreement;

      WHEREAS, upon consummation of the Merger, the stockholders of the Company (the "Stockholders") will receive shares of Common Stock, no par value, of Acquiror ("Common Stock") and shares of Series A Convertible Preferred Stock, no par value, of Acquiror ("Preferred Stock");

      WHEREAS, Acquiror has agreed to register the shares of Common Stock issued to the Stockholder in the Merger, together with the shares of Common Stock issuable upon conversion of Preferred Stock issued to the Stockholder in the Merger (together, "Acquiror Stock"), and any shares of capital stock issued or issuable, from time to time (with any adjustments), on or in exchange for or otherwise with respect to the Acquiror Stock and such shares of capital stock (collectively, the "Registrable Securities").

      NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

      SECTION 1. Defined Terms. The following terms shall have the meanings set forth below. All of the capitalized terms used herein but not otherwise defined shall have the meanings specified in the Merger Agreement.

                  (a) "Damages" means, with respect to any Registration Statement, any losses, claims, damages, or liabilities (or actions in respect thereof) that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or any violation or alleged violation of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law.

                  (b) "register," "registered" and "registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the U.S. Securities Act of 1933 ("Securities Act") and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "Commission"); and

                  (c) "Registration Statement" means a registration statement of the Company registered under the Securities Act pursuant to the provisions of this Agreement.

                  (d) "Representatives" means, with respect to any person or entity, the officers, directors, partners, members, trustees, agents, employees and successors of such person or entity.

      SECTION 2. Step Registration of Acquiror Stock. Within ten (10) days following the Effective Time, Acquiror shall, for the benefit of the Stockholder, effect the registration for resale of twenty-five percent (25%) of the Registrable Securities. Acquiror further agrees that (i) it shall effect the registration for resale of an additional fifteen percent (15%) of the original total of Registrable Securities (including any Registrable Securities issued with respect thereto after the Merger) on or prior to the last day of the three
(3) month period beginning at the Effective Time, (ii) it shall effect the registration for resale of an additional thirty-three and one-third percent (33 1/3%) of the original total of Registrable Securities (including any Registrable Securities issued with respect thereto after the Merger) on or prior to the last day of the nine (9) month period beginning at the Effective Time, and (iii) it shall effect the registration for resale of the balance of such Registrable Securities on or prior to the second anniversary of the Effective Time, to the extent such Registrable Securities are then owned by the Stockholder. The percentage of Registrable Securities registered from time to time shall consist of outstanding Common Stock and Common Stock issuable upon conversion of outstanding Preferred Stock, in such proportions as shall be identified by the Stockholder pursuant to Section 2(i). Acquiror shall use all reasonable efforts to effect the registration of the Registrable Securities of Acquiror Stock for resale under the Securities Act, by performing the following:

            (a) The registration for resale shall be effected through a shelf registration statement and related prospectus (collectively, "Resale Prospectus") covering the applicable Registrable Securities, prepared and filed by Acquiror with the Commission. Acquiror shall cause each Resale Prospectus to become effective and remain effective until all Registrable Securities have either been sold or may be resold under Rule 144(k) of the Securities Act without limitation as to volume or manner of sale.

            (b) Acquiror shall, if reasonably requested by the Stockholder, use its best efforts to register, or obtain and maintain exemption from registration or qualification for, such Registrable Securities under the Blue Sky Laws of each state as the Stockholder shall reasonably request, and update and amend such registration, qualification or exemption and take any other action which may be reasonably necessary or advisable to enable the Stockholder to consummate the sale or disposition of Acquiror Stock in such states; provided, however, that Acquiror shall not be required to (i) qualify to do business as a foreign corporation in any such state, or (ii) consent to general service of process in any such state.

            (c) Acquiror shall identify and cause there to be provided at all times to the Stockholder a transfer agent for all the Acquiror Stock required to be registered under this Agreement.

            (d) Acquiror shall provide, or cause there to be provided, such certificates, instruments and any other documents required under the Securities Act, requested by the Commission in connection with the sale by the Stockholder of Registrable Securities covered by a Resale Prospectus, or otherwise necessary or reasonably required in connection with, or to facilitate, the sale of Registrable Securities in accordance with this Agreement.

            (e) Acquiror shall file with the appropriate stock exchange or trading system upon which Acquiror Shares are then listed or qualified a notification form for the listing of additional shares with respect to the Registrable Securities at the time(s) and in the manner required by each such exchange or trading system.

            (f) Acquiror shall promptly prepare and file with the Commission such required amendments and supplements to each Resale Prospectus as may be necessary to update and keep such Resale Prospectus effective and available for use during the Registration Period and to comply with the provisions of the Securities Act with respect to the sale of securities covered by such Resale Prospectus; provided, however, that Acquiror shall be entitled to postpone or suspend, for a reasonable period of time (the "Blackout Period"), the filing, effectiveness or use of any Registration Statement in the event that (i) there shall be a proposed, material merger, acquisition, financing or other major event (any such event, a "Corporate Opportunity") as to which Acquiror has entered into a definitive heads of agreement, letter of intent, term sheet or other similar arrangement required to be disclosed under applicable securities laws and (ii) the Board of Directors of Acquiror shall reasonably believe that public disclosure with respect to such Corporate Opportunity at that time would materially jeopardize Acquiror's ability to effect the Corporate Opportunity or the benefit to Acquiror presented by such Corporate Opportunity and that the failure to pursue such Corporate Opportunity at such time would materially and adversely affect Acquiror's business; provided, however, that Acquiror shall only be entitled to exercise its rights with respect to all Blackout Periods for a total of 90 days during any rolling 12-month period during the term of this Agreement. Acquiror shall use all reasonable efforts to minimize the duration of any Blackout Period and make appropriate public disclosure as soon as practicable and to terminate the Blackout Period, consistent with the foregoing. At the expiration of any Blackout Period and without any further request from the Stockholder, Acquiror shall effect its obligations pursuant to Section 2 of this Agreement.

            (g) Acquiror shall furnish the Stockholder, promptly after the same is prepared and publicly distributed or filed with the Commission, one copy of the Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto. Acquiror shall furnish the Stockholder with such number of copies of the preliminary and final Resale Prospectus as the Stockholder may reasonably request in order to facilitate the sale of registered shares of Acquiror Stock ("Registered Shares") owned by him or it.

            (h) All expenses incurred by Acquiror in effecting the registration for resale of Registable Securities including, without limitation, all registration and filing fees with any governmental entity, printing expenses, and fees and disbursements of counsel for Acquiror, shall be paid by and be the sole obligation of Acquiror. All selling commissions applicable to sales of Registrable Securities and all fees and disbursements of counsel for the Stockholder in connection therewith shall be paid by and be the sole obligation of the Stockholder.

            (i) The Stockholder shall timely furnish such information as may reasonably be requested by Acquiror (including without limitation a plan of distribution) for inclusion in, or necessary to the preparation of, a Resale Prospectus, or other filings ancillary thereto. The information supplied by the Stockholder for inclusion in a Resale Prospectus shall not, at the time such Resale Prospectus is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

            (j) As soon as practicable after becoming aware of such event, Acquiror shall notify (by telephone and also by facsimile and reputable overnight courier) the Stockholder of the happening of any event, of which Acquiror has knowledge, as a result of which the Resale Prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and use all reasonable efforts as soon as possible (but in any event within five (5) business days) to prepare a supplement or amendment to the Registration Statement (and make all required filings with the Commission) to correct such untrue statement or omission, and Acquiror shall simultaneously (and thereafter as requested) deliver such number of copies of such supplement or amendment (or other applicable document) to the Stockholder as the Stockholder may request in writing. Unless such an event is publicly announced, Acquiror shall not, without the consent of the Stockholder, give the Stockholder any material non-public information, but shall inform the Stockholders that such Resale Prospectus includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading

            (k) Acquiror shall use all reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, and, if an order is issued, to obtain the withdrawal of such order and the termination of such suspension at the earliest practicable time and Acquiror shall immediately notify via facsimile the Stockholder (at the facsimile number for the Stockholder set forth on the signature page hereto) of the issuance of such order and the resolution thereof.

            (l) Each Resale Prospectus shall not, at the time such Resale Prospectus is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that the foregoing shall not apply to the extent of statements or omissions based upon information furnished in writing by the Stockholder for inclusion in such Resale Prospectus.

      SECTION 3. Piggyback Registration. If (but without any obligation to do so) Acquiror proposes to register any of its other securities in a firm commitment underwritten public offering in which officers and directors of Acquiror are participating, Acquiror shall give the Stockholder at least 20 days advance written notice of such registration. Upon the written request of the Stockholder given within 10 days after receipt of Acquiror's written notice, Acquiror shall, subject to the terms of this Section 3, cause to be registered in such underwritten offering all of the Registrable Securities that the Stockholder has requested to be registered; provided, however, if the managing underwriter of such offering advises Acquiror that marketing factors require a limitation of the number of shares to be underwritten, then the number of shares that may be included in the underwriting shall be allocated pro rata among all stockholders who are entitled to require Acquiror to register their shares in such offering. The rights of the Stockholder to include Registrable Securities in such offering shall be conditioned upon the Stockholder's entering into an underwriting agreement, lock-up agreement, custody agreement and other agreements, in customary form, with the underwriters selected by Acquiror and furnishing such information regarding the Stockholder as may reasonably be requested. Notwithstanding any other provision of this Section 3, (i) the Stockholder shall not be entitled to register any Registrable Securities earlier than the Stockholder is entitled to register such Registrable Securities under
Section 2, (ii) the Stockholder's rights under this Section 3 are subject (and may be subordinate) to existing registration rights granted by Acquiror to third parties prior to the date hereof, and (iii) this Section 3 shall not limit Acquiror's rights or remedies under the Escrow Agreement with Stockholder, if any, or under the Merger Agreement

      SECTION 4. Indemnification for Securities Matters.

            (a) In connection with the registration of the Registrable Securities pursuant to a Resale Prospectus, Acquiror will indemnify and hold harmless the Stockholder, the Stockholder's Representatives, if any, and each other person, if any, who controls such Stockholder within the meaning of Section 15 of the Securities Act, against any Damage, joint or several, to which the Stockholder, such Representative or such controlling person may become subject under the Securities Act or otherwise, insofar as such Damages (or actions or proceedings in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in any Resale Prospectus (or any amendment or supplement thereto), or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and Acquiror will reimburse the Stockholder, such Representative and such controlling person for any legal or other expenses reasonably incurred by the Stockholder, such Representative or such controlling person in connection with investigating or defending against any such Damage; provided, however, that Acquiror shall not be liable in any such case to the Stockholder to the extent that any such Damage (or action or proceeding in respect thereof) arises out of or is based upon an untrue statement or omission of a material fact made in such Resale Prospectus (or amendment or supplement thereto) in reliance upon and in conformity with information furnished in writing by the Stockholder for inclusion in such Resale Prospectus.

            (b) In connection with the registration of the Registrable Securities pursuant to a Resale Prospectus, the Stockholder, severally and not jointly with any other selling stockholders whose shares are included in such Resale Prospectus, will indemnify and hold harmless Acquiror, Acquiror's Representatives, each person, if any, who controls the Acquiror within the meaning of Section 15 of the Securities Act, each officer of Acquiror who signs the Resale Prospectus and each director of Acquiror, against any Damage, joint or several, to which Acquiror, such Representative or such officer, director, or controlling person may become subject under the Securities Act or otherwise, and will reimburse Acquiror, such Representative or such officer, director, or controlling person for any legal or other expenses reasonably incurred by Acquiror, such Representative or such officer, director, or controlling person in connection with investigating or defending against any such Damage, but only insofar as such Damage (or actions in respect thereof) arises out of or is based upon an untrue statement or omission of a material fact referred to in subsection (a) above made by the Stockholder.

            (c) It shall be a condition of Acquiror's obligations to effect the registration of Registrable Securities that the Stockholder provide Acquiror with all material facts, including, without limitation, furnishing such certificates, questionnaires and legal opinions as may be required by Acquiror concerning the Stockholder and the Registrable Securities which are reasonably required to be stated in the Resale Prospectus or are otherwise required in connection with the offering.

            (d) If the indemnification provided in this Section 4 is for any reason unavailable or insufficient to hold an indemnified party harmless hereunder, then the indemnifying party shall contribute the amount paid or payable by such indemnified party as a result of the Damage referred to herein in such proportion as is appropriate to reflect the relative fault of Acquiror, on the one hand, and the indemnifying Stockholder, on the other hand, in connection with the statements or omissions that resulted in such Damage, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
      Act) shall be entitled to contribution from a person who was not guilty of fraudulent misrepresentation. Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action in respect of which contribution may be sought, it shall promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder.

      SECTION 5. Term of Agreement; Termination. This Agreement and the obligations of Acquiror hereunder shall terminate on the date on which all of the Registrable Securities have either been sold or may be resold under Rule 144(k) of the Securities Act, without limitation as to volume or manner of sale.

      SECTION 6. Assignment of Rights Hereunder. The Stockholder may assign its rights to cause Acquiror to register Registrable Securities pursuant to this Agreement to any of the following persons or entities to whom or which the Stockholder transfers or assigns Registrable Securities: (i) any member of the Stockholder's immediate family; (ii) any stockholder, partner or member of the Stockholder; any corporation, partnership, limited liability company, joint venture, trust or individual who or which, directly or indirectly through one or more intermediaries, is controlled by or under common control with the Stockholder or which controls, directly or indirectly through one or more intermediaries, the Stockholder; (iii) any trust for the benefit of, or partnership, corporation, limited liability company or other entity owned or controlled by, any of the foregoing, (iv) any person who acquires at least 100,000 shares of Registrable Securities from the Stockholder in assignment, or
(v) any pledgee who or which forecloses on Registrable Securities pursuant to a bona fide pledge made by the Stockholder; provided, however, that no such assignee from the Stockholder shall be entitled to further assign its registration rights under this Agreement to any other person; provided, further, that the Stockholder shall retain its rights under this Agreement as to all Registrable Securities not transferred or assigned by the Stockholder. For purposes of this Section 6, the terms "control", "controlled" and "common control with" mean the ability, whether by the direct or indirect ownership of voting securities or other equity interest, by contract or otherwise, to elect a majority of the directors of a corporation, to select the managing partner of a partnership, or otherwise to select a majority of those persons exercising governing authority over an entity.

      SECTION 7. Entire Agreement. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by all parties hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

      SECTION 7. Notices. All notices, requests, claims, demands or other communications hereunder shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation if sent by telecopy or like transmission (with confirmation) and on the next business day when sent by a reputable, overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            If to Acquiror:    HA-LO Industries, Inc.
                               5980 West Touhy Avenue
                               Niles, IL 60714
                               Attn:  Gregory J. Kilrea, CFO

            With a copy to:    Neal, Gerber & Eisenberg
                               Two North LaSalle Street
                               Suite 2100
                               Chicago, IL 60602
                               Attn: Barry J. Shkolnik, Esq.

            If to Stockholder: At the Stockholder's address as set forth on the books and records of the Company.

            With a copy to:    Altheimer & Gray
                               10 South Wacker Drive, Suite 4000
                               Chicago, Illinois  60606
                               Attn:  John E. Lowe, Esq.

      SECTION 8. Miscellaneous.

      (a) This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Illinois, without reference to its conflicts of law principles.

      (b) If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, such provision or application shall be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of the provision held invalid or unenforceable and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, and the remainder of this Agreement shall not be affected.

      (c) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

      (d) All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

      (e) The obligations of the Stockholder set forth in this Agreement shall not be effective or binding upon the Stockholder until the Effective Time, and the parties agree that there is not and has not been any other agreement, arrangement or understanding between the parties hereto with respect to the matters set forth herein.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

                                    ACQUIROR:

                                    HA-LO INDUSTRIES, INC.

                                    By: /s/ John Kelley
                                       ---------------------------------
                                       Name: John Kelley
                                       Title: Chief Executive Officer


                                    STOCKHOLDER:

                                    Bloomfield Partners Family Limited
                                    Partnership
                                    ------------------------------------
                                    Name: Bloomfield Associates, Inc.,
                                          a Delaware corporation

                                          /s/ Bradley Keywell
                                          ----------------------------
                                          Bradley Keywell
                                          President